Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-57268) and on Forms S-8 (File No. 33-31047, File No. 33-50276, File No. 333-12985, File No. 333-63487, File No. 333-88177, File No. 333-120132, File No. 333-115423) of Tredegar Corporation of our report dated March 4, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Richmond, Virginia
March 4, 2008